EXHIBIT 10.2
AMENDMENT TO FINANCING AGREEMENT

This Amendment to Financing Agreement (the "Amendment") is made effective as of October 31, 2006, by and between Ratko Productions, Inc. ("RATKO"), and Red Rock Productions, Inc., a Nevada corporation ("RRP"), with reference to the following facts:

"WHEREAS, RATKO and RRP have entered into that certain Financing Agreement dated as of October 31, 2006, (the "Agreement") ") regarding financing arrangements for a theatrical motion pictures ("Picture"). Except as otherwise set forth herein, all defined terms shall have the meanings given to them in the Agreement.

WHEREAS, RATKO and RRP desire to amend the Agreement in accordance with the terms and conditions more fully set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the parties hereby agree to amend the Agreement in accordance with the following terms and conditions:

1.  Section 2 Recoupment of Investment will be deleted in its entirety and the following paragraph will be added in its place:

2. Recoupment of Investment: RRP will be entitled to recoup its investment plus interest at ten percent (10%) with interest accruing on the average daily balance from the date of the loan is provided to RATKO. RATKO will make payments to RRP as the funds are collected based on the following:

a.    First, RATKO will pay to National Lampoon, Inc. ("NL") a distribution fee equal to Twenty percent (20%); and

b.    Next, NL will receive recoupment of all P&A expenses incurred in connection with the distribution of the Picture.

The remaining gross receipts shall be split 50/50 between RATKO and RRP until such as times as RRP has recouped its investment in its entirety. RATKO acknowledges that the loan must be repaid to RRP in its entirety on January 31, 2012.

2.    Full Force and Effect / Conflicts: Except as specifically provided herein, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between this Amendment and the Agreement, this Amendment shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written. The parties hereto by their signature acknowledge that the terms and conditions hereof form a valid, binding and integrated agreement which may not be amended, modified or supplemented except in writing.

'RATKO" RATKO PRODUCTIONS INC.	"RRP" RED ROCK PRODUCTIONS, INC

/s/ Daniel S. Laikin	/s/ Reno Rolle
By: DANIEL S. LAIKIN	By: RENO ROLLE
Its: Authorized Signatory	Its: Authorized Signatory
Date: 10/30/08	Date: 10/30/08